UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 12, 2018

Texas Republic Capital Corporation

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

000-55621	45-5311713
(Commission File Number)	(IRS Employer Identification No.)

13215 Bee Cave Parkway, Ste A120, Austin, TX	78738
(Address of principal executive offices)	(Zip Code)

(512) 330-0099

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 1, 2018, Patrick Craven Green, age 45, independent director and member of the Compensation Committee, tendered his resignation to Texas Republic Capital Corporation (the “Company”).  Mr. Green’s resignation was not due to any disagreement between Mr. Green and the Company on any matters relating to his service on the board of directors.  Mr. Green’s service with the Board began in 2012 when the Company was formed.

At this time the Company does not plan to fill Mr. Green’s Board seat and the Board will consist of nine outside directors and three inside directors.  Additionally, the Compensation Committee opening will not be filed as the committee consists of four outside directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REPUBLIC CAPITAL CORPORATION

Date: September 12, 2018	By:	/s/ Timothy R. Miller
Timothy R. Miller
President and Chief Executive Officer